Exhibit 3.28

State of Delaware PAGE 1 Office of the Secretary of State I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES: “WHOLE FOODS MARKET MID-ATLANTIC, INC.”, A DELAWARE CORPORATION, WITH AND INTO “FRESH FIELDS MARKETS, INC.” UNDER THE NAME OF “WHOLE FOODS MARKET MID-ATLANTIC, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF AUGUST, A.D. 1996, AT 3:45 O’CLOCK P.M.  [ILLEGIBLE] Edward J. Freel, Secretary of State 2249102 8100M AUTHENTICATION: 8218198 960349887 DATE: 12-02-96

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:45 PM 08/30/1996 960254248 - 2249102 CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS Pursuant to the provisions of Section 251 of the Delaware General Corporation Law, Fresh Fields Markets, Inc., a Delaware corporation, hereby delivers to the Secretary of State of Delaware the following Certificate of Merger: 1. The names of the constituent corporations in the merger and the states under the laws of which they are respectively organized are: Name of Corporation State of Incorporation Fresh Fields Markets, Inc. Delaware Whole Foods Market Mid-Atlantic, Inc. Delaware 2. The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law. 3. Whole Foods Market Mid-Atlantic, Inc. will merge with and into Fresh Fields Markets, Inc. (the “Merger”), and Fresh Fields Markets, Inc. shall be the corporation surviving the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware; provided, however, the name of the Surviving Corporation, Fresh Fields Markets, Inc., as amended, shall be “Whole Foods Market Mid-Atlantic, Inc.” The Restated Certificate of Incorporation, amended In its entirety, of Fresh Fields Markets, Inc., as the Surviving Corporation, shall be as reflected on Exhibit A attached hereto. 4. A copy of the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation at 6015 Executive Boulevard, Rockville, Maryland 20852. A copy of the Agreement and Plan of Merger will be furnished by Fresh Fields Markets, Inc., as the Surviving Corporation, on request and without cost, to any stockholder of any of the constituent corporations. 1

IN WITNESS WHEREOF, the undersigned corporation has executed this Certificate of Merger as of the 30th day of August, 1996. FRESH FIELDS MARKETS, INC. By: [ILLEGIBLE] Mark S. Ordan President ATTEST: [ILLEGIBLE] John E. Murphy Secretary [ILLEGIBLE] 2

EXHIBIT “A” RESTATED CERTIFICATE OF INCORPORATION 1. The name of the Corporation is Whole Foods Mid-Atlantic, Inc. 2. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. 3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. 4. The Corporation is authorized to issue 10,000 shares of common stock, $.01 par value per share. 5. The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation, and until changed in the manner provided in the Bylaws shall be one in number. 6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation. 7. The Corporation reserves the right to emend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. 8. A director of the Corporation shall not, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty to the Corporation or its stockholders.